Exhibit 99.1
ABERCROMBIE & FITCH REPORTS SECOND QUARTER RESULTS
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, August 17, 2010: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $19.5 million and net income per diluted share of $0.22 for the thirteen weeks ended July 31, 2010, compared to a net loss of $26.7 million and a net loss per basic and diluted share of $0.30 for the thirteen weeks ended August 1, 2009. Net income for the thirteen weeks ended July 31, 2010 included a non-cash asset impairment charge associated with expected store closures of $0.02 per diluted share. Net loss for the thirteen weeks ended August 1, 2009 included a net loss per basic and diluted share of $0.21 from discontinued operations.
Second Quarter Sales Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 17% to $745.8 million

•	Total Company domestic net sales, including direct-to-consumer net sales, increased 8% to $612.6 million

•	Total Company international net sales, including direct-to-consumer net sales, increased 85% to $133.2 million

•	Comparable store sales increased 5%

•	Total Company direct-to-consumer net merchandise sales increased 50% to $69.0 million

•	Abercrombie & Fitch net sales of $335.6 million; Abercrombie & Fitch comparable store sales increased 8%

•	abercrombie kids net sales of $79.1 million; abercrombie kids comparable store sales increased 3%

•	Hollister Co. net sales of $322.2 million; Hollister Co. comparable store sales increased 2%
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“We are pleased with the progress we are making as we pursue our strategy of leveraging the international appeal of our iconic brands to build a highly profitable, sustainable, global business. We achieved growth both domestically and internationally during the quarter. We are gaining traction and are very excited by what we see ahead of us.”
Second Quarter Financial Results
Net sales for the thirteen weeks ended July 31, 2010 increased 17% to $745.8 million from $637.2 million for the thirteen weeks ended August 1, 2009. Total Company direct-to-consumer net merchandise sales increased 50% to $69.0 million for the thirteen week period ended July 31, 2010. Total Company second quarter comparable store sales increased 5%.

The gross profit rate for the second quarter was 65.1%, 150 basis points lower than last year’s second quarter gross profit rate. The decrease in gross profit rate was primarily driven by a 15% decrease in average unit retail.
Stores and distribution expense, as a percentage of net sales, decreased to 48.9% from 52.1% for the second quarter. For the thirteen weeks ended July 31, 2010, stores and distribution expense included a non-cash pre-tax asset impairment charge associated with expected store closures of $2.2 million, or 0.3% of net sales. The decrease in the stores and distribution expense rate was primarily driven by lower store occupancy costs as a percentage of net sales.
Marketing, general and administrative expense for the second quarter was $95.2 million, a 10% increase compared to $86.7 million during the same period last year. The increase in marketing, general and administrative expense was primarily due to increases in compensation and benefits, including incentive and equity compensation, partially offset by a reduction in net legal and outside service expense.
The effective tax rate for continuing operations for the thirteen weeks ended July 31, 2010 was 27.2% as compared to 176.8% for the prior year comparable period. The second quarter 2010 rate was favorably impacted by provision-to-return adjustments for certain jurisdictions and the resolution of open tax matters. The second quarter 2009 rate was adversely impacted by a true up of the estimated annual effective tax rate as calculated in accordance with generally accepted accounting principles.
The Company ended the second quarter of Fiscal 2010 with $613.6 million in cash and cash equivalents, borrowings under the credit agreement of $53.2 million and outstanding letters of credit of $24.4 million compared to $366.5 million in cash and cash equivalents, borrowings under the credit agreement of $36.7 million and outstanding letters of credit of $42.9 million at the comparable point last year.
2010 Outlook
In Fiscal 2010, the Company continues to expect to open Abercrombie & Fitch flagship stores in Copenhagen, Denmark and Fukuoka, Japan and a Hollister Epic store on Fifth Avenue in New York.
The Company now expects to open approximately 20 international mall-based Hollister stores in Fiscal 2010, a reduction from the prior estimate of approximately 25 stores. The Company has confirmed plans to open one Abercrombie & Fitch store in Canada and its first international Gilly Hicks store in the United Kingdom in the fourth quarter of Fiscal 2010.
Domestically, the Company expects to open three Abercrombie & Fitch stores, including its first store in Puerto Rico, three abercrombie kids stores, three Hollister stores, two Gilly Hicks stores and five outlet stores.
The Company now expects total capital expenditures to be approximately $200 million, including approximately $160 million related to new stores, store refreshes and remodels, and approximately $40 million related to information technology, distribution center and other home office projects.
The Company expects to close approximately 60 domestic stores over the course of Fiscal 2010, predominantly at the end of the year. The majority of these closures will be by way of natural lease expirations. In addition, there are a number of stores where buy-outs or other closures prior to lease expiration are expected. Associated with these closures, the Company incurred a non-cash, pre-tax asset impairment charge of $2.2 million, included in stores and distribution expense, for the thirteen weeks ended July 31, 2010.

A summary of store openings and closings for the thirteen and twenty-six week periods ended July 31, 2010 is included with the financial statement schedules following this release.
Other Developments
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on September 14, 2010 to shareholders of record at the close of business on August 27, 2010.
An investor presentation of second quarter results will be available in the “Investors” section of the Company’s website at www.abercrombie.com at approximately 8:00 AM, Eastern Time, today.
At the end of July Fiscal 2010, the Company operated a total of 1,098 stores. The Company operated 339 Abercrombie & Fitch stores, 202 abercrombie kids stores, 509 Hollister Co. stores and 17 Gilly Hicks stores domestically. The Company also operated six Abercrombie & Fitch stores, four abercrombie kids stores and 21 Hollister Co. stores internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the live conference call, dial (888) 211-4434 or internationally at (913) 312-0711. To listen via the Internet, go to www.abercrombie.com, select the Investors page and scroll through the Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 4865283; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: general economic and financial conditions could have a material adverse effect on the Company’s business, results of operations and liquidity; loss of the services of skilled senior executive officers could have a material adverse effect on the Company’s business; ability to hire, train and retain qualified associates could have a material adverse effect on the Company’s business; equity-based compensation awarded under the employment agreement with the Company’s Chief Executive Officer could adversely impact the Company’s cash flows, financial position or results of operations and could have a dilutive effect on the Company’s outstanding Common Stock; failure to anticipate, identify and respond to changing consumer preferences and fashion trends in a timely manner could cause the Company’s profitability to decline; unseasonable weather conditions affecting consumer preferences could have a material adverse effect on the Company’s business; disruptive weather conditions affecting the consumers’ ability to shop could have a material adverse effect on the Company’s business; the Company’s market share may be adversely impacted at any time by a significant number of competitors; the Company’s international expansion plan is dependent on many factors, any of which could delay or prevent successful penetration into new markets and strain its resources; the Company’s growth strategy relies on the addition of new stores, which may strain the Company’s resources and adversely impact current store performance; the Company may incur costs related to store closures; availability and market prices of key raw materials could have a material adverse effect on the Company’s business and results of operations; the interruption of the flow of merchandise from key vendors and international manufacturers could disrupt the Company’s supply chain; the Company does not own or operate any manufacturing facilities and therefore depends upon independent third parties for the manufacture of all its merchandise; the Company’s reliance on two distribution centers domestically located in the same vicinity, and one distribution center internationally, makes it susceptible to disruptions or adverse conditions affecting its distribution centers; the Company’s reliance on third parties to deliver merchandise from its distribution centers to its stores and direct-to-consumer customers could result in disruptions to its business; the Company’s development of new brand concepts could have a material adverse effect on the Company’s financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact financial results; the Company’s net sales and inventory levels fluctuate on a seasonal basis, causing its results of operations to be particularly susceptible to changes to back-to-school and holiday shopping patterns; the Company’s ability to attract customers to its stores depends heavily on the success of the shopping centers in which they are located; comparable store sales will continue to fluctuate on a regular basis; the Company’s net sales are affected by direct-to-consumer sales; the Company may be exposed to risks and costs associated with credit card fraud and identity theft; the Company’s litigation exposure could exceed expectations, having a material adverse effect on the Company’s financial condition or results of operations; the Company’s failure to adequately protect its trademarks could have a negative impact on its brand image and limit its ability to penetrate new markets; the Company’s unsecured credit agreement includes financial and other covenants that impose restrictions on its financial and business operations; changes in taxation requirements could adversely impact financial results; the Company’s inability to obtain commercial insurance at acceptable prices or failure to adequately reserve for self-insured exposures might increase expense and adversely impact financial results; modifications and/or upgrades to information technology systems may disrupt operations; the Company could suffer if the Company’s computer systems are disrupted or cease to operate effectively; effects of political and economic events and conditions domestically, and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war could have a material adverse effect on the Company’s business; potential disruption of the Company’s business due to the occurrence of, or fear of, a health pandemic could have a material adverse effect on the Company’s business; changes in the regulatory or compliance landscape could adversely effect the Company’s business or results of operations; and the Company’s operations may be effected by greenhouse emissions and climate change.
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Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Thirteen Weeks Ended July 31, 2010 and Thirteen Weeks Ended August 1, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2010	% of Net Sales	2009	% of Net Sales

Net Sales	$745,798	100.0%	$637,221	100.0%

Cost of Goods Sold	260,450	34.9%	212,706	33.4%

Gross Profit	485,348	65.1%	424,516	66.6%

Total Stores and Distribution Expense	364,482	48.9%	332,296	52.1%

Total Marketing, General and Administrative Expense	95,206	12.8%	86,666	13.6%

Other Operating Income, Net	(1,900)	-0.3%	(3,333)	-0.5%

Operating Income	27,560	3.7%	8,887	1.4%

Interest Expense (Income), Net	807	0.1%	(1,779)	-0.3%

Income from Continuing Operation Before Taxes	26,753	3.6%	10,665	1.7%

Tax Expense for Continuing Operations	7,274	1.0%	18,856	3.0%

Net Income (Loss) from Continuing Operations	19,479	2.6%	(8,191)	-1.3%

Net Loss from Discontinued Operations (net of taxes)	—	0.0%	(18,557)	-2.9%

Net Income (Loss)	$19,479	2.6%	$(26,747)	-4.2%

Net Income (Loss) Per Share from Continuing Operations:
Basic	$0.22		$(0.09)
Diluted	$0.22		$(0.09)

Net Loss Per Share from Discontinued Operations:
Basic	$—		$(0.21)
Diluted	$—		$(0.21)

Net Income (Loss) Per Share:
Basic	$0.22		$(0.30)
Diluted	$0.22		$(0.30)

Weighted-Average Shares Outstanding:
Basic	88,220		87,878
Diluted	89,386		87,878

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Twenty-Six Weeks Ended July 31, 2010 and Twenty-Six Weeks Ended August 1, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2010	% of Net Sales	2009	% of Net Sales

Net Sales	$1,433,602	100.0%	$1,238,951	100.0%

Cost of Goods Sold	516,838	36.1%	432,982	34.9%

Gross Profit	916,764	63.9%	805,969	65.1%

Total Stores and Distribution Expense	718,892	50.1%	662,606	53.5%

Total Marketing, General and Administrative Expense	191,838	13.4%	173,011	14.0%

Other Operating Income, Net	(2,814)	-0.2%	(4,657)	-0.4%

Operating Income (Loss)	8,848	0.6%	(24,991)	-2.0%

Interest Expense (Income), Net	1,632	0.1%	(3,153)	-0.3%

Income (Loss) from Continuing Operation Before Taxes	7,216	0.5%	(21,839)	-1.8%

Tax (Benefit) Expense for Continuing Operations	(435)	0.0%	9,456	0.8%

Net Income (Loss) from Continuing Operations	7,651	0.5%	(31,295)	-2.5%

Net Loss from Discontinued Operations (net of taxes)	—	0.0%	(54,692)	-4.4%

Net Income (Loss)	$7,651	0.5%	$(85,986)	-6.9%

Net Income (Loss) Per Share from Continuing Operations:
Basic	$0.09		$(0.36)
Diluted	$0.09		$(0.36)

Net Loss Per Share from Discontinued Operations:
Basic	$—		$(0.62)
Diluted	$—		$(0.62)

Net Income (Loss) Per Share:
Basic	$0.09		$(0.98)
Diluted	$0.09		$(0.98)

Weighted-Average Shares Outstanding:
Basic	88,157		87,788
Diluted	89,561		87,788

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)
	July 31, 2010	January 30, 2010

ASSETS

Current Assets
Cash and Equivalents	$613,633	$680,113
Marketable Securities	—	32,356
Receivables	83,777	90,865
Inventories	480,128	310,645
Deferred Income Taxes	56,025	44,570
Other Current Assets	85,083	77,297

Total Current Assets	1,318,646	1,235,846

Property and Equipment, Net	1,204,349	1,244,019

Non-Current Marketable Securities	127,536	141,794

Other Assets	206,332	200,207

TOTAL ASSETS	$2,856,863	$2,821,866

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$205,025	$150,134
Accrued Expenses	238,425	246,289
Deferred Lease Credits	43,361	43,597
Income Taxes Payable	31,229	9,352

Total Current Liabilities	518,040	449,372

Long-Term Liabilities
Deferred Income Taxes	47,649	47,142
Deferred Lease Credits	202,949	212,052
Long-term Debt	75,967	71,213
Other Liabilities	192,561	214,170

Total Long-Term Liabilities	519,126	544,577

Total Shareholders’ Equity	1,819,697	1,827,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,856,863	$2,821,866

Abercrombie & Fitch Co.
Store Count
(Unaudited)
Thirteen and Twenty-Six Week Periods Ended July 31, 2010

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

May 1, 2010	347	209	528	16	1,100
New	1	1	2	1	5
Remodels/Conversions (net activity)	1	—	—	—	1
Closed	(4)	(4)	—	—	(8)

July 31, 2010	345	206	530	17	1,098

January 30, 2010	346	209	525	16	1,096
New	3	2	6	1	12
Remodels/Conversions (net activity)	1	—	—	—	1
Closed	(5)	(5)	(1)	—	(11)

July 31, 2010	345	206	530	17	1,098